HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Marshall H. Bridges, Senior Vice President and Chief Financial Officer (563) 272-7400
Matthew S. McCall, Vice President, Investor Relations and Corporate Development (563) 275-8898

HNI CORPORATION REPORTS EARNINGS
FOR FIRST QUARTER FISCAL YEAR 2022

MUSCATINE, Iowa (April 28, 2022) – HNI Corporation (NYSE: HNI) today announced sales for the first quarter ended April 2, 2022 of $572.3 million and net income of $14.2 million. GAAP net income per diluted share was $0.33, compared to $0.34 in the prior year. Non-GAAP net income per diluted share was $0.33, compared to $0.36 in the prior year. GAAP to Non-GAAP reconciliations follow the financial statements in this release.

First Quarter Highlights
•Positive price-cost and sequential gross profit margin improvement. The Corporation delivered positive price-cost, despite record levels of inflation during the quarter. This, along with the benefits of the previously discussed business simplification and labor capacity actions, helped improve gross margin from fourth quarter 2021 levels.
•Strong revenue growth. The Corporation generated revenue growth of more than 18 percent driven by pricing actions, volume improvement, and the benefits of acquisitions completed in the prior year.

“Our initiatives to improve long-term profitability are on-track and delivering results. These include pricing actions to improve price-cost, strategic growth initiatives, multiple business simplification actions, and efforts to expand labor capacity. We expect noteworthy improvement as 2022 progresses driven by margin expansion in our Workplace Furnishings segment and strong growth in Residential Building Products,” stated Jeff Lorenger, Chairman, President, and Chief Executive Officer.

HNI Corporation – Financial Performance
(Dollars in millions, except per share data)
	Three Months Ended
	April 2, 2022	April 3, 2021	Change
GAAP
Net Sales	$572.3	$484.3	18.2%
Gross Profit %	34.4%	37.2%	-280	bps
SG&A %	30.8%	32.5%	-170	bps
Operating Income	$20.4	$22.6	(9.6%)
Operating Income %	3.6%	4.7%	-110	bps
Effective Tax Rate	23.2%	28.0%
Net Income %	2.5%	3.1%	-60	bps
EPS – diluted	$0.33	$0.34	(2.9%)

Non-GAAP
Gross Profit %	34.4%	37.2%	-280	bps
Operating Income	$20.7	$23.3	(11.4%)
Operating Income %	3.6%	4.8%	-120	bps
EPS – diluted	$0.33	$0.36	(8.3%)

First Quarter Summary Comments
•Consolidated net sales increased 18.2 percent from the prior-year quarter to $572.3 million. On an organic basis, sales increased 15.3 percent year-over-year. The acquisition of residential building products companies in 2021 increased year-over-year sales by $14.0 million. A reconciliation of organic sales, a non-GAAP measure, follows the financial statements in this release.
•Gross profit margin compressed 280 basis points compared to the prior-year quarter. This decrease was driven by price-cost dilution and lower net productivity, partially offset by higher volume.
•Selling and administrative expenses as a percent of sales decreased 170 basis points compared to the prior-year quarter. The decrease was driven by dilution from price realization along with lower variable compensation, partially offset by higher core SG&A, increased freight costs, and higher investment spend.
•Net income per diluted share was $0.33 compared to $0.34 in the prior-year quarter. The decrease was driven by lower productivity, higher core SG&A, and higher investment spend, partially offset by higher volume. Non-GAAP net income per diluted share was $0.33 compared to $0.36 in the prior-year quarter.
First Quarter Orders
•Orders in the Workplace Furnishings segment excluding the impacts of restructuring, increased more than 10 percent year-over-year led by price realization and strength with small to mid-sized customers. That strength was offset somewhat by continued softness with contract customers.
•Orders in the Residential Building Products segment increased 25 percent organically compared to the prior-year quarter. Remodel-retrofit and new construction order rates were both strong.

Workplace Furnishings – Financial Performance
(Dollars in millions)
	Three Months Ended
	April 2, 2022	April 3, 2021	Change
GAAP
Net Sales	$353.1	$302.7	16.6%
Operating Loss	($6.4)	($3.1)	(109.1%)
Operating Loss %	(1.8%)	(1.0%)	-80	bps

Non-GAAP
Operating Loss	($6.2)	($2.4)	(162.8%)
Operating Loss %	(1.8%)	(0.8%)	-100	bps

•Workplace Furnishings net sales increased 16.6 percent from the prior-year quarter to $353.1 million.
•Workplace Furnishings operating profit margin compressed 80 basis points year-over-year driven by operational investments, lower productivity, and higher core SG&A, partially offset by higher volume and favorable price-cost.

Residential Building Products – Financial Performance
(Dollars in millions)
	Three Months Ended
	April 2, 2022	April 3, 2021	Change
GAAP
Net Sales	$219.2	$181.5	20.8%
Operating Profit	$40.4	$39.8	1.3%
Operating Profit %	18.4%	21.9%	-350	bps

•Residential Building Products net sales increased 20.8 percent from the prior-year quarter to $219.2 million. On an organic basis, sales increased 13.0 percent year-over-year. The impact of building products companies acquired in 2021 increased sales $14.0 million compared to the prior-year quarter.
•Residential Building Products operating profit margin compressed 350 basis points year-over-year, driven by price-cost dilution, higher investment spend, and the impact of acquisitions.

Fiscal Year 2022 Outlook. The Corporation’s outlook for fiscal 2022 remains unchanged from the view provided in the fourth quarter 2021 earnings news release. Capacity additions and benefits from pricing actions are expected to drive strong revenue growth with accelerating profit improvement in the second half of 2022.
•Workplace Furnishings revenue: pricing benefits, backlog normalization, and assumed market improvements are expected to drive revenue growth rates in the high teens to low twenties for 2022.
•Residential Building Products revenue: pricing benefits, inorganic revenue from acquisitions closed in 2021, and continued benefits from multiple growth initiatives are expected to fuel growth rates in the high teens for 2022, on top of 25 percent organic growth generated by the segment in 2021.

•Seasonality: earnings seasonality is expected to be more weighted to the back half of 2022 than in recent years when approximately 70 percent of total profit was generated during the second half.
•Second Quarter 2022: the Corporation expects second quarter profitability to be near levels generated in the first quarter of 2022. On a sequential basis, the benefit from additional Workplace Furnishings volume is expected to be mostly offset by the normal seasonal step-down in Residential Building Products sales and labor capacity investments.
•Balance Sheet: the Corporation expects to maintain a strong balance sheet throughout 2022. Low leverage and continued free cash flow generation are expected to provide ample capacity for continued investment, M&A, dividend payments, and share buyback activity.

Concluding Remarks
“I remain optimistic about our opportunities to grow revenue and earnings despite inflationary pressures and a dynamic environment. We continue to take actions to improve the long-term profitability of our Workplace Furnishings segment, where we are focused on margin expansion. In our Residential Building Products segment, we remain focused on driving strong top line growth, by leveraging our differentiated business model,” Mr. Lorenger concluded.

Conference Call
HNI Corporation will host a conference call on Thursday, April 28, 2022 at 10:00 a.m. (Central) to discuss first quarter fiscal year 2022 results. To participate, call 1-855-761-5600 – conference ID number 7175411. A live webcast of the call will be available on HNI Corporation’s website at https://investors.hnicorp.com/events-and-presentations. A replay of the webcast and call will be made available from Thursday, April 28, 2022 at 1:00 p.m. (Central) through Thursday, May 5, 2022, 10:59 p.m. (Central). To replay the webcast, go to the link above. To replay the call, dial 1-800-770-2030 or 1-647-362-9199 – Conference ID: 7175411.

About HNI Corporation
HNI Corporation (NYSE: HNI) is a manufacturer of workplace furnishings and residential building products, operating under two segments. The Workplace Furnishings segment is a leading global designer and provider of commercial furnishings, going to market under multiple unique brands. The Residential Building Products segment is the nation’s leading manufacturer and marketer of hearth products, which include a full array of gas, electric, wood, and pellet-burning fireplaces, inserts, stoves, facings, and accessories. More information can be found on the Corporation’s website at www.hnicorp.com.

Forward-Looking Statements
This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives, financial performance, expectations for sales growth, and earnings per diluted share (GAAP and non-GAAP), including statements regarding the expected effects on the Corporation’s business, financial condition and results of operations from the COVID-19 pandemic. Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident”, or other similar words, phrases, or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation’s actual future results and performance to differ materially from expected results. These risks include but are not limited to: the duration and scope of the COVID-19 pandemic, including any emerging variants of the virus, and its effect on people and the economy; potential disruptions in the global supply chain; the effects of prolonged periods of inflation; potential labor shortages; the levels of office furniture needs and housing starts; overall demand for the Corporation’s products; general economic and market conditions in the United States and internationally; industry and competitive conditions; the consolidation and concentration of the Corporation’s customers; the Corporation’s reliance on its network of independent dealers; change in trade policy; changes in raw material, component, or commodity pricing; market acceptance and demand for the Corporation’s new products; changing legal, regulatory, environmental, and healthcare conditions; the risks associated with international operations; the potential impact of product defects; the various restrictions on the Corporation’s financing activities; an inability to protect the Corporation’s intellectual property; impacts of tax legislation; and force majeure events outside the Corporation’s control, including those that may result from the effects of climate change. A description of these risks and additional risks can be found in the Corporation’s annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation assumes no obligation to update, amend, or clarify forward-looking statements, except as required by applicable law.

HNI Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales	$572,328	$484,293
Cost of sales	375,419	304,347
Gross profit	196,909	179,946
Selling and administrative expenses	176,472	157,346
Operating income	20,437	22,600
Interest expense, net	1,986	1,755
Income before income taxes	18,451	20,845
Income taxes	4,274	5,827
Net income	14,177	15,018
Less: Net loss attributable to non-controlling interest	(1)	(1)
Net income attributable to HNI Corporation	$14,178	$15,019

Average number of common shares outstanding – basic	42,388	43,163
Net income attributable to HNI Corporation per common share – basic	$0.33	$0.35
Average number of common shares outstanding – diluted	43,072	43,584
Net income attributable to HNI Corporation per common share – diluted	$0.33	$0.34

Foreign currency translation adjustments	$(568)	$(132)
Change in unrealized gains (losses) on marketable securities, net of tax	(410)	(100)
Change in derivative financial instruments, net of tax	913	263
Other comprehensive income (loss), net of tax	(65)	31
Comprehensive income	14,112	15,049
Less: Comprehensive loss attributable to non-controlling interest	(1)	(1)
Comprehensive income attributable to HNI Corporation	$14,113	$15,050

HNI Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 2, 2022	January 1, 2022
Assets
Current Assets:
Cash and cash equivalents	$23,483	$52,270
Short-term investments	1,335	1,392
Receivables	253,075	239,955
Allowance for doubtful accounts	(3,093)	(2,813)
Inventories, net	206,561	181,591
Prepaid expenses and other current assets	51,559	51,099
Total Current Assets	532,920	523,494
Property, Plant, and Equipment:
Land and land improvements	30,940	30,851
Buildings	295,715	294,545
Machinery and equipment	601,776	593,630
Construction in progress	27,905	29,663
	956,336	948,689
Less accumulated depreciation	(592,695)	(581,909)
Net Property, Plant, and Equipment	363,641	366,780
Right-of-use Finance Leases	11,444	10,173
Right-of-use Operating Leases	95,812	82,881
Goodwill and Other Intangible Assets	467,217	471,502
Other Assets	53,970	43,067
Total Assets	$1,525,004	$1,497,897
Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$434,793	$473,753
Current maturities of debt	2,165	3,221
Current maturities of other long-term obligations	1,880	3,910
Current lease obligations - Finance	3,226	2,765
Current lease obligations - Operating	20,797	22,799
Total Current Liabilities	462,861	506,448
Long-Term Debt	240,929	174,608
Long-Term Lease Obligations - Finance	8,173	7,373
Long-Term Lease Obligations - Operating	78,779	63,757
Other Long-Term Liabilities	78,198	80,736
Deferred Income Taxes	74,024	75,008
Total Liabilities	942,964	907,930
Equity:
HNI Corporation shareholders' equity	581,718	589,644
Non-controlling interest	322	323
Total Equity	582,040	589,967
Total Liabilities and Equity	$1,525,004	$1,497,897

HNI Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Cash Flows From (To) Operating Activities:
Net income	$14,177	$15,018
Non-cash items included in net income:
Depreciation and amortization	21,098	20,463
Other post-retirement and post-employment benefits	330	332
Stock-based compensation	5,638	5,220
Reduction in carrying amount of right-of-use assets	6,328	6,537
Deferred income taxes	(1,157)	1,076
Other – net	(882)	1,315
Net decrease in cash from operating assets and liabilities	(80,773)	(51,436)
Increase (decrease) in other liabilities	(3,709)	3,159
Net cash flows from (to) operating activities	(38,950)	1,684

Net Cash Flows From (To) Investing Activities:
Capital expenditures	(15,098)	(16,197)
Proceeds from sale of property, plant, and equipment	—	48
Acquisition spending, net of cash acquired	(1,654)	(1,408)
Capitalized software	(3,138)	(2,767)
Purchase of investments	(971)	(598)
Sales or maturities of investments	704	515
Net cash flows from (to) investing activities	(20,157)	(20,407)

Net Cash Flows From (To) Financing Activities:
Payments of debt	(100,538)	(118)
Proceeds from debt	165,822	547
Dividends paid	(13,359)	(13,234)
Purchase of HNI Corporation common stock	(25,158)	—
Proceeds from sales of HNI Corporation common stock	2,749	13,030
Other – net	804	(3,341)
Net cash flows from (to) financing activities	30,320	(3,116)

Net decrease in cash and cash equivalents	(28,787)	(21,839)
Cash and cash equivalents at beginning of period	52,270	116,120
Cash and cash equivalents at end of period	$23,483	$94,281

HNI Corporation and Subsidiaries
Reportable Segment Data
(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net Sales:
Workplace furnishings	$353,106	$302,748
Residential building products	219,222	181,545
Total	$572,328	$484,293

Income (Loss) Before Income Taxes:
Workplace furnishings	$(6,420)	$(3,071)
Residential building products	40,382	39,849
General corporate	(13,525)	(14,178)
Operating Income	20,437	22,600
Interest expense, net	1,986	1,755
Total	$18,451	$20,845

Depreciation and Amortization Expense:
Workplace furnishings	$11,524	$11,984
Residential building products	3,063	2,410
General corporate	6,511	6,069
Total	$21,098	$20,463

Capital Expenditures (including capitalized software):
Workplace furnishings	$8,217	$10,487
Residential building products	5,754	4,710
General corporate	4,265	3,767
Total	$18,236	$18,964

	As of April 2, 2022	As of January 1, 2022
Identifiable Assets:
Workplace furnishings	$850,998	$808,963
Residential building products	498,060	479,462
General corporate	175,946	209,472
Total	$1,525,004	$1,497,897

Non-GAAP Financial Measures

This earnings release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to HNI’s financial statements as prepared in accordance with GAAP are included below and throughout this earnings release. This information gives investors additional insights into HNI’s financial performance and operations. While HNI’s management believes the non-GAAP financial measure is useful in evaluating HNI’s operations, this information should be considered supplemental and not in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

To supplement the condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, this earnings release contains the following non-GAAP financial measures: organic sales, gross profit, operating income, operating profit, income taxes, net income, and net income per diluted shares (i.e., EPS). These measures are adjusted from the comparable GAAP measure to exclude the impacts of the selected items as summarized in the following tables. Generally, non-GAAP EPS is calculated using HNI's overall effective tax rate for the period, as this rate is reflective of the tax applicable to most non-GAAP components.

The sales adjustments to arrive at the non-GAAP organic sales information included in this earnings release exclude the impact of acquiring residential building products companies. The transactions excluded for purposes of other non-GAAP financial information included in this earnings release include restructuring charges and COVID-19 costs in the Workplace Furnishings segment. Restructuring charges incurred in the current period presented are comprised of adjustments related to inventory valuation in connection with business simplification efforts, and relocation and new facility setup costs in connection with capacity expansion initiatives. COVID-19 costs incurred in the prior period presented include showroom exit charges.

HNI Corporation Reconciliation
(Dollars in millions)
	Three Months Ended
	April 2, 2022			April 3, 2021
	Workplace Furnishings	Residential Building Products	Total	Workplace Furnishings	Residential Building Products	Total
Sales as reported (GAAP)	$353.1	$219.2	$572.3	$302.7	$181.5	$484.3
% change from PY	16.6%	20.8%	18.2%

Less: Acquisitions	—	14.0	14.0	—	—	—

Organic Sales (non-GAAP)	$353.1	$205.2	$558.3	$302.7	$181.5	$484.3
% change from PY	16.6%	13.0%	15.3%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended April 2, 2022
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$196.9	$20.4	$4.3	$14.2	$0.33
% of net sales	34.4%	3.6%		2.5%
Tax %			23.2%

Restructuring charges	0.2	0.2	0.1	0.2	0.00

Results (non-GAAP)	$197.1	$20.7	$4.3	$14.3	$0.33
% of net sales	34.4%	3.6%		2.5%
Tax %			23.2%

HNI Corporation Reconciliation
(Dollars in millions, except per share data)
	Three Months Ended April 3, 2021
	Gross Profit	Operating Income	Tax	Net Income	EPS
As reported (GAAP)	$179.9	$22.6	$5.8	$15.0	$0.34
% of net sales	37.2%	4.7%		3.1%
Tax %			28.0%

COVID-19 costs	—	0.7	0.2	0.5	0.01

Results (non-GAAP)	$179.9	$23.3	$6.0	$15.5	$0.36
% of net sales	37.2%	4.8%		3.2%
Tax %			28.0%

Workplace Furnishings Reconciliation
(Dollars in millions)
	Three Months Ended
	April 2, 2022	April 3, 2021	Percent Change
Operating loss as reported (GAAP)	$(6.4)	$(3.1)	(109.1%)
% of net sales	(1.8%)	(1.0%)

Restructuring charges	0.2	—
COVID-19 costs	—	0.7

Operating loss (non-GAAP)	$(6.2)	$(2.4)	(162.8%)
% of net sales	(1.8%)	(0.8%)